Exhibit 99.1
Hain Celestial Group Announces New Chief Financial Officer

BOULDER, Colo., August 24, 2023 /PRNewswire/ -- Hain Celestial Group (Nasdaq: HAIN), a leading manufacturer of better-for-you brands that inspire healthier living, announced that Lee Boyce, Chief Financial Officer of Hearthside Food Solutions, has been named Hain’s new CFO, effective September 5, 2023. Boyce will succeed Hain’s current Chief Financial Officer, Chris Bellairs, who will remain with the company through a transition and will participate in Hain’s upcoming Investor Day event in New York City on September 13.
“I am thrilled to welcome Lee to the team,” said Wendy Davidson, Hain Celestial Group President and Chief Executive Officer. “His extensive and broad experience will be a tremendous asset to our company as we transform our business into a globally integrated enterprise. I look forward to partnering with Lee to drive our Hain Reimagined Strategy to deliver sustainable profitable growth for the future.”
“I’m delighted to join Hain at this exciting time in its 30-year history as a leading better-for-you company,” said Boyce. “Hain has an impressive portfolio of brands with strong growth potential, and operationally the company is making advancements to realize global efficiencies and synergies needed to meet the financial targets we’re aiming to achieve long-term.”
Boyce brings more than 30 years of international experience in finance leadership and transformation across the food and hospitality industries. Most recently, he served as CFO of Hearthside Food Solutions, the food industry’s largest contract manufacturer and privately held bakery. Prior to Hearthside, Boyce spent two years at Werner Co., where he was CFO and Executive Vice President, and three years as CFO and Senior Vice President at American Hotel Register Company. Before joining American Hotel Register, Boyce spent more than 20 years at Mondelez and Kraft Heinz where he held a number of finance positions of increasing responsibility across commercial, strategy, supply chain, and transformation, until ultimately becoming CFO of the company’s Beverages Business Unit. He began his career at Ernst & Young as an auditor for the McDonald’s business.
Mr. Boyce is a Certified Public Accountant, a Certified Management Accountant, and a Chartered Global Management Accountant. He holds a Master of Business Administration degree from the University of Illinois at Chicago and a Bachelor of Arts degree with Honors from The University of Kent at Canterbury. He serves on the Board for the University of Kent in America alumni association.
“On behalf of the company, I want to thank Chris for his contributions to Hain Celestial during a period of extensive change,” added Davidson. “Chris played a key role with the company through leadership transition and helped to build a strong finance team with deep expertise to deliver for the future. We wish Chris all the best.”
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Hain will unveil the company’s new business growth strategy Hain Reimagined at its Investor Day event in New York City on September 13, 2023. A live webcast and replay of the event will be available on Hain’s Investor Relations website at www.ir.Hain.com.

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About The Hain Celestial Group
Hain Celestial Group is a global health and wellness company whose purpose is to inspire healthier living for people, communities, and the planet through better-for-you brands. For more than 30 years, our portfolio of beloved brands has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial’s products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 75 countries around the world. Our leading brands include Garden Veggie™ Snacks, Terra® chips, Garden of Eatin’® snacks, Earth’s Best® and Ella’s Kitchen® baby and toddler foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Yorkshire Provender®, Cully & Sully® and Covent Garden® soups, Yves® and Linda McCartney’s® (under license) meat-free, Alba Botanica® natural sun care, and Live Clean® personal care products, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “will” “expect,” “aim,” “may,” “should,” “plan,” “intend,” “potential” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives; and our business strategy.
The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.
We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Media Contact:
Jen Davis
Chief Communications Officer
Jen.Davis@hain.com